FORM 4 JOINT FILER INFORMATION
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Name and Address of Designated Filer:    GE Capital Equity Investments, Inc.
                                         120 Long Ridge Road
                                         Stamford, CT      06926

Names and Addresses of Joint Filers:     General Electric Capital Services, Inc.
                                         General Electric Capital Corporation
                                         120 Long Ridge Road
                                         Stamford, Ct     06927

                                         General Electric Company
                                         3135 Easton Turnpike
                                         Fairfield, CT    06431

Issuer Name and Ticker or Trading
Symbol:                                  Beacon Power Corporation   (BCON)

Statement for Month/Day/Year:            8/20/03

Relationship of Designated Filer and
Joint Filer to the Issuer:               10% Owner